POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Heidi Chen, Christine DiFabio, Salvatore Gagliardi, Lauren Luptak and Brenda Santuccio, each with full power of substitution and re-substitution, as the undersignedTMs true and lawful attorney-in-fact and agent (each of such persons and their substitutes being referred to herein as the Attorney-in-Fact), and grants each Attorney-in-Fact full power to act on behalf of the undersigned and in the undersignedTMs name, place and stead, in any and all capacities, for the purpose of completing and signing, on behalf of the undersigned, any Form 3, Form 4 or Form 5 required or permitted to be filed by the undersigned pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act), any Form 144 required to be filed by the undersigned under the Securities Act of 1933, as amended (the Securities Act), and Rule 144 promulgated thereunder, and any and all other documents, including, without limitation, Form ID, necessary or desirable to facilitate the filing by the undersigned of Form 144 and forms under Section 16 of the Exchange Act,

with regard to the undersignedTMs ownership of or transactions in securities of Zoetis Inc., including, without limitation, the power to complete and sign any and all amendments to such forms and documents, if any, and to file such forms and documents and amendments thereto with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite or necessary to be done in connection with such forms and documents and amendments thereto, as fully and to all intents and purposes as the undersigned might or could do in person.

The authority of each Attorney-in-Fact under this Power of Attorney shall continue until the undersigned is no longer required to file Form 3, Form 4, Form 5 or Form 144 with regard to the undersignedTMs ownership of or transactions in securities of Zoetis Inc., unless earlier revoked in writing. The authority of each Attorney-in-Fact under this Power of Attorney shall terminate on the date such person is no longer a Zoetis employee. The undersigned acknowledges that each Attorney-in-Fact is not assuming any of the undersignedTMs responsibilities to comply with Rule 144 under the Securities Act or Section 16 of the Exchange Act.

Signature:        /s/Nicholas Ashton

Date:        31st May, 2022